Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our audit report dated August 30, 2006, relating to the combined financial statements for the years ended December 31, 2005, 2004 and 2003 of The Predecessor Companies of Service Corporation International (formerly known as certain Wholly-Owned Subsidiaries of Service Corporation International A.K.A. Dignity II), as well as our review report of November 28, 2006 relating to the combined financial statements as of June 30, 2006 and 2005 and for the six months ended June 30, 2006 and 2005 of The Predecessor Companies of Service Corporation International (formerly known as certain Wholly-Owned Subsidiaries of Service Corporation International A.K.A. Dignity II), each of which appears in the Current Report on Form 8-K/A of StoneMor Partners L.P. filed on December 12, 2006, and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ HARPER & PEARSON COMPANY, P.C.

Houston, Texas

July 9, 2007